UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2015

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

(a) On May 11, 2015, Jack Zwissig provided notice to MMRGlobal, Inc., a Delaware corporation (the "Company"), of his intention to resign from the Board of Directors of the Company (the "Board"), effective immediately. Mr. Zwissig was serving as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board at the time of his resignation. Mr. Zwissig's decision to resign was solely for personal reasons and time considerations and did not involve any disagreement with the Company, the Company's management or the Board. The Company provided a copy of this Current Report on Form 8-K to Mr. Zwissig in advance of the filing date. As of the date of this report, the Company has not received any written correspondence from Mr. Zwissig describing any disagreement he has with the Company's operations, policies or practices, management, or with the Board.

(d) On the same date, the Board appointed Titus Day to the Board of Directors to fill Mr. Zwissig's vacancy. Mr. Day agreed to join the Board effective immediately. Mr. Day will serve as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board. There were no arrangements or understandings between Mr. Day and any other persons pursuant to which he was elected to serve on the Board.

In connection with the appointment of Mr. Day to the Board, Mr. Day and the Company also entered into the Company's standard form of indemnification agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Laws of the State of Delaware.

The Board has not yet authorized the issuance of any shares of common stock or other securities to Mr. Day in connection with his appointment to the Board. Mr. Day is entitled to the same per-meeting and retainer fees as the other members of the Board as described in the Company's most recently filed definitive proxy statement.

Titus Day is Managing Director of 6 Degrees Group (http://www.6degreesmanagement.com.au/), a company based in Sydney, Australia which he founded in 2009 to offer exclusive services and expertise to its clients in the fields of television, radio, print, media, music, sports, licensing, publishing and crisis management. For over 20 years, he has worked as a talent manager, agent and commercial lawyer both in Australia and the United States. His experience includes working with some of Australia's best known names and personalities as a Client Management Executive at 22 Management. He also worked as in-house Legal Counsel at IMG, a global leader in sports and media operating in over 25 countries, and at Atlantic Talent Management in Los Angeles. In addition to being a director of 6 Degrees Management Pty. Ltd., Mr. Day serves as a director of Nexdius Pty. Ltd., and is a director of The Sebastian Foundation, a charitable organization based in Sydney. Titus Day received his Bachelor of Laws from the University of Sydney Australia (LPAB) and was admitted as a Legal Practitioner by the Supreme Court of New South Wales on December 14, 2001. He has worked as a solicitor in commercial practice as well as a booking agent at TPA.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
May 15, 2015	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer